EXHIBIT 5



                                   LAW OFFICES
                        STROBL CUNNINGHAM CARETTI & SHARP
                            PROFESSIONAL CORPORATION


JOHN SHARP                             300 EAST LONG LAKE ROAD, SUITE 200
Direct Dial:  (248) 205-2747         BLOOMFIELD HILLS, MICHIGAN 48304-2376
E-mail:  jsharp@stroblpc.com                        ___________

                            TELEPHONE (248) 540-2300
                            FACSIMILE (248) 645-2690


                               February 11, 2002


Capitol Bancorp Ltd.
200 Washington Sq. N., Fourth floor
Lansing, MI 48933

     RE: Registration Statement on Form S-4

Ladies and Gentlemen:

     We have represented Capitol Bancorp Ltd. ("Capitol") in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") registering shares (the "Shares") of Capitol's common stock, no par value, under the Securities Act of 1933, as amended (the "Act"), to be issued in connection with Capitol's Plan of Share Exchange with the shareholders of Sun Community Bancorp Limited other than Capitol.

     In connection with this opinion, we have reviewed (a) the Registration Statement, (b) Capitol's Articles of Incorporation, as amended, (c) Capitol's By-laws, as amended, (d) the Resolutions adopted by Written Consent of the Executive Committee, and (e) such corporate records of Capitol, such certificates of public officials, officers and representatives of Capitol and such other certificates and instruments and have made such investigations of law as we have deemed appropriate for purposes of giving the opinion expressed.

     Based upon the foregoing, we are of the opinion that the Shares, when issued as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained therein.

                                   Sincerely,

                   /s/STROBL CUNNINGHAM CARETTI & SHARP, P.C.